UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): January 28, 2019 (January 22, 2019)

SMART SAND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37936	45-2809926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Hughes Landing Blvd., Suite 800
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

(281) 231-2660
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.    ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Smart Sand, Inc. (the “Company”) is party to a multi-year Master Product Purchase Agreement (as amended, the “PPA”) with Liberty Oilfield Services, LLC (the “Buyer”). On January 22, 2019, the Company and the Buyer entered into a letter agreement modifying certain terms of the PPA (the “New Letter Agreement”). This New Letter Agreement is in addition to a letter agreement entered into on November 26, 2018 by the Company and the Buyer amending certain terms of the PPA (the “Prior Letter Agreement,” and together with the New Letter Agreement, the “Letter Agreements”).

The purpose of the Letter Agreements is to: (i) provide pricing credits on products purchased between September 2018 and March 2019; and (ii) extend the term of the PPA for an additional five months from May 1, 2020 through September 30, 2020.

The above summary does not purport to be a complete description of the Letter Agreements and is qualified in its entirety by the contents of the Letter Agreements, copies of which will be filed by the Company as an exhibit to a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2019	SMART SAND, INC. By: /s/ Lee E. Beckelman Lee E. Beckelman Chief Financial Officer